UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2007

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 19, 2007, Hewitt Associates, Inc. (the “Company”) announced that Jay C. Rising 50, formerly President of Field Operations of RightNow Technologies, Inc., a leading customer experience software company, will join the Company as President of Hewitt’s HR Outsourcing business on May 14, 2007 (the “Effective Date”). Mr. Rising succeeds Julie S. Gordon, who has been Acting President of the Company’s HR Outsourcing business since June 2006. Ms. Gordon will assume a new position, as President of the Company’s newly formed Client & Market Leadership group, overseeing Hewitt’s overall client relationship strategy, with particular focus on its largest clients and leading the Company’s Marketing and Corporate Relations functions. Ms. Gordon will continue to report to Hewitt Chief Executive Officer, Russ Fradin. Ms. Gordon will also continue to serve on the Board of Directors of the Company.

While at RightNow Technologies, which he joined in October 2006, Mr. Rising was responsible for global sales, marketing and consulting operations. Prior to Mr. Rising’s position at RightNow Technologies, he served as President, National Accounts Division, of Automatic Data Processing, Inc. from 2001 to December, 2005, where he had both strategic and financial responsibility for a division that provided technical, transaction processing, business process outsourcing and financial services to large clients.

Mr. Rising’s terms of employment include the following

•	Annual base salary of $490,000.

•	Annual target bonus opportunity under the Company’s annual incentive bonus plan equal to 70% of Mr. Rising’s base salary; actual payout can range from 0% to 200% of base salary.

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A one-time sign-on equity grant of 10,000 restricted stock units, 10,000 stock options and 7,000 performance-based Hewitt shares. The restricted stock units and stock options will vest 50% on April 1, 2009, with the rest vesting on April 1, 2010, provided that they shall become immediately vested upon termination of Mr. Rising’s employment within the first thirty-six months of employment for reasons other than cause or change-in-control. The stock options will be exercisable at a price per share equal to the closing price of Hewitt common stock on the Effective Date. Payout of the performance-based shares is based on the Company’s achievement of certain financial goals as established for other senior corporate officers and can range from 0% to 200% of the target grant amount. These shares would vest 100% on September 30, 2009.

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Should Mr. Rising’s employment terminate for reasons other than change-in-control or cause within his first thirty-six months of employment, he will receive twelve month’s severance (base salary plus target bonus) and twelve months of health coverage continuation. Mr. Rising will participate in the Company’s Change-in Control Severance Program.

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Mr. Rising will also be eligible to receive benefits under the Company’s other benefits and compensation programs, including receiving annual equity grants under the Company’s Global Stock Plan commencing December 2007.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1 Press release issued April 19, 2007, announcing the hiring of Jay C. Rising and other individuals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ John M. Ryan
John M. Ryan, Senior Vice President, Chief Legal Officer

Date: April 19, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued April 19, 2007, announcing the hiring of Jay C. Rising and other individuals.